SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 240.14a-12

                               EP MedSystems, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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

                              [EP MEDSYSTEMS LOGO]

                               EP MEDSYSTEMS, INC.
                          100 STIERLI COURT - SUITE 107
                        MOUNT ARLINGTON, NEW JERSEY 07856

                                                                   July 29, 2002


Dear Shareholder,

     You are cordially invited to join us for our annual meeting of shareholders to be held this year on Thursday, August 29, 2002, at 10:00 a.m., local time, at our executive offices, 100 Stierli Court - Suite 107, Mount Arlington, New Jersey.

     The notice of annual meeting of shareholders and the proxy statement that follow describe the business to be conducted at the meeting. You will be asked to elect three directors to the Board of Directors, approve our 2002 Stock Option Plan and approve an amendment to increase the number of shares under our 1995 Director Option Plan. We will also report on matters of current interest to our shareholders.

     Whether you own a few or many shares of stock, it is important that your shares be represented. If you cannot personally attend the meeting, we encourage you to make certain that you are represented by signing the accompanying proxy card and promptly returning it in the enclosed, prepaid envelope.

                                        Sincerely,


                                        /s/ David A. Jenkins

                                        David A. Jenkins
                                        Chairman of the Board and
                                        Chief Executive Officer

                               EP MEDSYSTEMS, INC.
                          100 STIERLI COURT - SUITE 107
                        MOUNT ARLINGTON, NEW JERSEY 07856

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                              DATE: AUGUST 29, 2002
                          TIME: 10:00 A.M., LOCAL TIME

                 PLACE: EXECUTIVE OFFICES OF EP MEDSYSTEMS, INC.
                          100 STIERLI COURT - SUITE 107
                           MOUNT ARLINGTON, NEW JERSEY

     Matters to be voted on:

     1. A proposal to elect one Class I director to the Board of Directors to serve a three-year term, one Class II director to serve a one-year term, and one Class III director to serve a two-year term;

     2.   A proposal to approve the EP MedSystems, Inc. 2002 Stock Option Plan;

     3. A proposal to approve an amendment to the EP MedSystems, Inc. 1995 Director Option Plan to increase the number of shares which may be issued under the Plan by 180,000 shares;

     4. Any other matters as may properly come before the shareholders at the annual meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary.

     The Board of Directors has fixed the close of business on July 23, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting or any adjournment.

     We describe the above proposals in greater detail in the attached proxy statement which we encourage you to review for further information. This notice and the attached proxy statement were first mailed to shareholders on July 29, 2002.

     You are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting, your proxy vote is important. To ensure representation at the annual meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible, even if you plan to attend the annual meeting. A return envelope, which requires no postage if mailed in the United States, is enclosed for this purpose. If you attend the annual meeting, you may vote in person even if you returned a proxy if the proxy is revoked in the manner set forth in the accompanying proxy statement.

                                By Order of the Board of Directors,



                                /s/ Joseph M.  Turner

                                Joseph M.  Turner
                                Chief Financial Officer, Treasurer and Secretary
July 29, 2002

                  IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD
                       BE COMPLETED AND RETURNED PROMPTLY.

                               EP MEDSYSTEMS, INC.
                          100 STIERLI COURT - SUITE 107
                        MOUNT ARLINGTON, NEW JERSEY 07856

                               PROXY STATEMENT FOR
                       THE ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD ON
                                 AUGUST 29, 2002


INFORMATION ABOUT VOTING

GENERAL

     Our Board of Directors is soliciting proxies for the annual meeting of shareholders to be held at the our principal executive offices, 100 Stierli Court - Suite 107, Mount Arlington, New Jersey 07856, at 10:00 a.m., local time, on Thursday, August 29, 2002 for the purposes set forth in the accompanying notice of annual meeting of shareholders. Voting materials, including this proxy statement and accompanying form of proxy and annual report to shareholders, are being first mailed to all shareholders entitled to vote on or about July 29, 2002.

WHO CAN VOTE?

     You can vote your shares of EP MedSystems' common stock and Series A Convertible Preferred Stock if our records show that you owned the shares on the close of business on the record date fixed as July 23, 2002. On the record date there were 14,963,652 shares of common stock and 373,779 shares of preferred stock outstanding.

HOW MANY VOTES CAN I CAST?

     You will be entitled to one vote per share of common stock owned by you on the record date. You will be entitled to one vote per share of preferred stock owned by you on the record date.

HOW DO I VOTE BY PROXY?

     Follow the instructions on the enclosed proxy card to vote on the proposals to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed prepaid envelope. The proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on the proposals, the proxyholders will vote for you on the proposals. Unless you instruct otherwise, the proxyholders will vote "FOR" the nominees proposed by the Board of Directors, "FOR" the adoption of the 2002 Stock Option Plan and "FOR" the amendment to the 1995 Director Option Plan.

WHAT IF OTHER MATTERS COME UP AT THE ANNUAL MEETING?

     The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. If other matters are properly presented at the annual meeting, the proxyholders will vote your shares as they see fit.

CAN I REVOKE MY PROXY AFTER I RETURN MY PROXY CARD?

     Yes. At any time before the vote at the meeting, you can revoke your proxy either (i) by giving our Secretary a written notice revoking your proxy card,
(ii) by signing, dating and returning to our Secretary a new proxy card bearing a later date, or (iii) attending the annual meeting and voting in person. Your presence at the annual meeting will not revoke your proxy unless you vote in person. All written notices or new proxies should be sent to our Secretary at our principal executive offices.

CAN I VOTE IN PERSON AT THE ANNUAL MEETING RATHER THAN BY COMPLETING THE PROXY CARD?

     Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

WHAT DO I DO IF MY SHARES ARE HELD IN "STREET NAME"?

     If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

WHAT ARE BROKER NON-VOTES?

     If your shares are held in the name of a nominee and you do not tell the nominee how to vote your shares, "broker non-votes" represent proxies where the nominee does not have discretionary authority to vote your shares on the matter.

WHAT IS A QUORUM?

     We will hold the annual meeting if a quorum is present; a quorum will be present if the holders of a majority of the shares of common stock and preferred stock entitled to vote on the record date (treated as a combined single class) either sign and return their proxy cards or attend the annual meeting. Without a quorum, we cannot hold the meeting or transact business. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on the proposals listed on the proxy card. Broker non-votes will also be counted as present for purposes of determining if a quorum exists.

WHAT VOTE IS NECESSARY FOR ACTION?

     Directors will be elected by a plurality of the votes cast by the holders of the shares of our common stock and preferred stock (voting together as a single class) voting in person or by proxy at the annual meeting. You will not be able to cumulate your votes in the election of directors. Approval of all other matters will require the affirmative vote of the holders of a majority of the shares of our common stock and preferred stock (voting together as a single class) present in person or by proxy at the annual meeting and entitled to vote. Abstentions and broker non-votes will not be counted as votes cast in the tabulation of any voting results and will not affect the outcome of the vote.

WHO PAYS FOR THE PROXY SOLICITATION?

     We do. In addition to sending you these materials, some of our employees may contract you by telephone, by mail, or in person. None of these employees will receive any extra compensation for doing this.

PROPOSAL #1 - ELECTION OF DIRECTORS

     EP MedSystems' by-laws provide that the number of directors, as determined from time to time by the Board of Directors, shall not be less than three nor more than eleven. Pursuant to the by-laws, the Board of Directors has set the number of directors at five. EP MedSystems' amended and restated certificate of incorporation provides that the directors shall be divided into three classes as nearly equal in number as possible. The current term of Class I directors expires at the 2002 annual meeting of shareholders, the current term of Class II directors expires at the 2003 annual meeting and the current term of the Class III directors expires at the 2004 annual meeting. Thereafter, the successors to each class of directors whose terms expire at succeeding annual meetings, will be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. For example, the initial term of the Class I director to be elected at this annual meeting will expire at the 2005 annual meeting.

     The only Class I director whose term expires at the 2002 annual meeting of shareholders is John E. Underwood. Richard C. Williams has been nominated by the Board of Directors to stand for election as a Class I director at the annual meeting in order to fill the vacancy created by the departure of Mr. Underwood, to hold office for a three-year term and until his successor is duly elected and qualified. The Board of Directors has no reason to believe that Mr. Williams will be unable or unwilling to serve as a director. If, however, Mr. Williams becomes unavailable, the proxies will have discretionary authority to vote for a substitute Class I nominee.

     Effective July 1, 2002, Darryl D. Fry, a Class II director, resigned his position as a director of EP MedSystems due to business and personal reasons, but not due to any disagreement with the Board of Directors. Pursuant to EP MedSystems' by-laws, the Board of Directors is permitted to elect a person to fill such vacancy on the Board; provided, however, that the interim term of such new director is permitted to extend only until the next annual meeting of shareholders at which point, if such person is nominated, the shareholders shall vote on the continued service of such person as a Class II director. On July 1, 2002, the Board of Directors elected Paul Ray to fill the Class II director vacancy created as a result of Mr. Fry's departure. The Board of Directors has nominated Mr. Ray to stand for election as a continuing Class II director at the annual meeting, to hold office for a one-year term until his successor is duly elected and qualified. The Board of Directors has no reason to believe that Mr. Ray will be unable or unwilling to serve as a director. If, however, Mr. Ray becomes unavailable, the proxies will have discretionary authority to vote for a substitute Class II nominee.

     In November 2001, Nigel K. Roberts, a Class III director, passed away. Pursuant to our by-laws, the Board of Directors is permitted to elect a person to fill such vacancy on the Board; provided, however, that the interim term of such new director is permitted to extend only until the next annual meeting of shareholders at which point, if such person is nominated, the shareholders shall vote on the continued service of such person as a Class III director. In March 2002, the Board of Directors elected Abhijeet Lele to fill the Class III director vacancy created as a result of Dr. Robert's death. The Board of Directors has nominated Mr. Lele to stand for election as a continuing Class III director at the annual meeting, to hold office for a two-year term until his successor is duly elected and qualified. The Board of Directors has no reason to believe that Mr. Lele will be unable or unwilling to serve as a director. If, however, Mr. Lele becomes unavailable, the proxies will have discretionary authority to vote for a substitute Class III nominee.

     In the absence of instructions to the contrary, a properly signed and dated proxy will vote the shares represented by that proxy "FOR" the election of Mr. Williams as a Class I director, "FOR" the election of Mr. Ray as a Class II director and "FOR" the election of Mr. Lele as a Class III director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF RICHARD C. WILLIAMS AS A CLASS I DIRECTOR, A VOTE "FOR" THE ELECTION OF PAUL RAY AS A CLASS II DIRECTOR AND A VOTE "FOR" THE ELECTION OF ABHIJEET LELE AS A CLASS III DIRECTOR.

CERTAIN INFORMATION CONCERNING NOMINEES AND CONTINUING DIRECTORS

     The following information with respect to the principal occupation or employment, other affiliations and business experience during the past five years of the nominees and each continuing director has been furnished to EP MedSystems by each director.

Nominee standing for election as a director whose term expires in 2005 (Class I Director):

          RICHARD C. WILLIAMS (age 58) has been nominated by the Board of Directors for election as a Class I Director of the Board at the 2002 Annual Meeting of Shareholders. Since 1989, Mr. Williams has served as the founder and President of Conner-Thoele Limited, a consulting and financial advisory firm specializing in the healthcare industry and pharmaceutical segment. From 2000 to April 2001, he also served as Vice Chairman - Strategic Planning and a director of King Pharmaceuticals Inc., a NYSE specialty pharmaceutical company. From 1992 to 2000, Mr. Williams served as Chairman and a director of Medco Research, a NYSE cardiovascular pharmaceutical development company, prior to its acquisition by King Pharmaceuticals in 2000. From 1997 to 1999, he was Co-Chairman and a director of Vysis, a NASDAQ genetic biopharmaceutical company. Prior to founding Conner-Thoele Limited in 1989, Mr. Williams held various operational and financial management officer positions with Erbamont, N.V., Field Enterprises, Inc., Abbott Laboratories and American Hospital Supply Corporation. Mr. Williams is a member of the Listed Company Advisory Committee of the New York Stock Exchange.

Nominee for continued service as a director whose term expires in 2003 (Class II Director)

          PAUL RAY (age 55) has served as a director of EP MedSystems since July 2002, when he was elected by the Board of Directors to fill a vacancy. Mr. Ray founded MedCap, Ltd. in 1982 and since then has provided management consulting services to early stage companies in the medical industry. Since August of 2001 Mr. Ray has served as co-founder of Konrad Capital, LLC a boutique venture partnership focusing on funding early stage medical technology companies. From 1992 to 2000, Mr. Ray was a director of Image Guided Technologies, Inc (IGT), a publicly-traded surgical imaging company, and from 1994 to 2000 he was Chief Executive Officer and Chairman of the Board of both IGT and Springfield Surgical Instruments, a wholly-owned subsidiary of IGT. From 1992 to 1994 Mr. Ray served as co-founder of Paradigm Partners LLC, a Boulder-based venture capital and consulting company. Mr. Ray has over 30 years of experience in the medical industry, with an emphasis on medical devices, and has held senior management positions with Dow Corning Corporation, V. Mueller Allegiance, Cardinal Medical, Collagen Corporation and TMJ Implants.

Director not standing for election this year whose term expires in 2003 (Class II Director):

          REINHARD  SCHMIDT (age 47) has served as  President,  Chief  Operating
     Officer and a director of EP MedSystems since August 2001. From 1998 through 2001, Mr. Schmidt was President of Surgical Navigation Specialist, Inc. From 1995 to 1998, Mr. Schmidt was Vice President and General Manager of Siemens Healthcare Services, a Siemens company. From 1990 to 1995, Mr. Schmidt worked with General Electric Medical Systems as Manager of National Accounts and Managed Health Care Services.

Nominee for continued service as a director whose term expires in 2004 (Class III Director)

          ABHIJEET LELE (age 36) has served as a director of EP MedSystems since April 2002, when he was elected by the Board of Directors to fill a vacancy. Since October 1999, Mr. Lele has served as a Managing Director of EGS Private Healthcare Partnership and since July 2000 as a General Partner of EGS Private Healthcare Partnership II, private equity funds focusing on investments in private and public healthcare companies. From 1994 to 1997, Mr. Lele was a consultant in the healthcare practice of McKinsey & Company. Before joining McKinsey & Company, Mr. Lele held operating positions in the pharmaceutical and biotechnology industries. Mr. Lele also serves as a director of Amarin Corporation, a publicly-held specialty pharmaceutical company, and CryoCath Technologies, a publicly-held medical device company.

Director not standing for election this year whose terms expire in 2004 (Class III Director):

          DAVID A. JENKINS (age 44) is a founder and currently the Chairman of the Board of Directors and Chief Executive Officer of EP MedSystems. Mr.
     Jenkins has served as the Chief Executive Officer and a director of EP MedSystems since its inception in 1993 and as Chairman since 1995; Mr. Jenkins also served as President of EP MedSystems from its inception in 1993 until August 2001. From 1988 to 1993, Mr. Jenkins served as the Chief Executive Officer and then Chairman of the Board of Directors of Arrhythmia Research Technology, Inc., a publicly-held company engaged in the sale and distribution of medical devices. He also currently serves as a director and officer of Transneuronix, Inc., a privately-held company engaged in the development of neuro-muscular stimulation devices.

     No family relationship exists between any of the directors or executive officers of EP MedSystems.

COMPENSATION OF DIRECTORS

     Except for the grant of stock options under the 1995 Director Option Plan to non-employee directors upon their election to the Board of Directors, directors of EP MedSystems do not receive cash or other compensation for services on the Board of Directors or any committee thereof. The directors are reimbursed for their reasonable travel expenses incurred in performance of their duties as directors. A description of the 1995 Director Option Plan is contained under proposal 3 below.

CERTAIN INFORMATION CONCERNING BOARD MEETINGS AND COMMITTEES

     During the year ended December 31, 2001, the Board of Directors took action at nine meetings at which all then current directors were present. EP MedSystems' Board of Directors has established an Audit Committee, a Compensation Committee and a Plan Committee.

     Audit  Committee.  EP  MedSystems  has an Audit  Committee  of the Board of
Directors, at least a majority of whom must be "independent directors" (as defined in the rules of the National Association of Securities Dealers, Inc.), to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of EP MedSystems' internal accounting controls. Currently, Mr. Underwood and Mr. Lele are members of the Audit Committee and both are "independent directors" as defined by the rules of the National Association of Securities Dealers, Inc. By written action effective as of May 31, 2000, the Audit Committee adopted a formal written Audit Committee Charter in compliance with the

NASDAQ Marketplace Rules and the Charter was amended in April, 2001. There were five meetings of the Audit Committee during 2001 at which all members of the Committee were present.

     Compensation Committee. EP MedSystems has a Compensation Committee of the Board of Directors which consists of at least two non-employee directors, none of whom may receive options under the 1995 Long Term Incentive Plan or 2002 Stock Option Plan. The Compensation Committee determines compensation for EP MedSystems executive officers and administers the 1995 Long Term Incentive Plan and 2002 Stock Option Plan. Currently, the members of the Compensation Committee are Mr. Underwood and Mr. Ray. There were no meetings of the Compensation Committee during 2001, however, the Compensation Committee approved the executive officer compensation adjustments and stock options granted under the 1995 Long Term Incentive Plan during 2001 by unanimous written consent.

     Plan Committee. EP MedSystems has a Plan Committee of the Board of Directors to administer the 1995 Director Option Plan, none of the members of which are eligible to participate in such Plan. Currently, the members of the Plan Committee are Mr. Jenkins and Mr. Schmidt. There were no meetings of the Plan Committee during 2001.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS

     The following table sets forth certain information regarding the current executive officers of EP MedSystems:

NAME                  AGE   POSITION                                     OFFICER
                                                                          SINCE

David A. Jenkins      44    Chairman of the Board and Chief               1993
                            Executive Officer

Reinhard Schmidt      47    President and Chief Operating Officer         2001

Joseph M. Turner      39    Chief Financial Officer, Treasurer and        1999
                            Secretary

J. Randall Rolston    55    Vice President, Sales                         1998

C. Bryan Byrd         41    Vice President, Engineering and               1993
                            Operations


     DAVID A. JENKINS is a founder and currently Chairman of the Board of Directors and Chief Executive Officer of EP MedSystems. Mr. Jenkins has served as the Chief Executive Officer and a director of EP MedSystems since its inception in 1993 and as Chairman since 1995; Mr. Jenkins also served as President of EP MedSystems from its inception in 1993 until August 2001. From 1988 to 1993, Mr. Jenkins served as the Chief Executive Officer and then Chairman of the Board of Directors of Arrhythmia Research Technology, Inc., a publicly-held company engaged in the sale and distribution of medical devices. He also currently serves as a director and officer of Transneuronix, Inc., a privately-held company engaged in the development of neuro-muscular stimulation devices.

     REINHARD SCHMIDT has served as President, Chief Operating Officer and a director of EP MedSystems since August 2001. From 1998 through 2001, Mr. Schmidt was President of Surgical Navigation Specialist, Inc. From 1995 to 1998, Mr. Schmidt was Vice President and General Manager of Siemens Healthcare Services, a Siemens company. From 1990 to 1995, Mr. Schmidt worked with General Electric Medical Systems as Manager of National Accounts and Manager of Multi-Hospital Systems and HealthCare Systems.

     JOSEPH M. TURNER has served as Chief Financial Officer, Treasurer and Secretary of EP MedSystems since February 1999. Mr. Turner served as Chief Financial Officer and Treasurer of Tri-Seal International, a thermoplastic extrusion company, from 1994 to 1999. Prior to joining Tri-Seal International, he was employed at PricewaterhouseCoopers LLP from 1985-1994. Mr. Turner is a certified public accountant.

     J. RANDALL ROLSTON is the Vice President, Sales of EP MedSystems. Mr. Rolston joined EP MedSystems in September 1996 as National Sales Manager and was named Vice President, Sales in April 1998. Prior to joining EP MedSystems, Mr. Rolston was employed in various sales management positions at Cordis Webster, an electrophysiology catheter company owned by Johnson & Johnson. Prior to his employment with Cordis Webster, Mr. Rolston held various sales management positions, including 15 years at American Edwards prior to its merger with Baxter Healthcare Corporation.

     C. BRYAN BYRD is the Vice President, Engineering and Operations of EP MedSystems. Mr. Byrd joined EP MedSystems in April 1993 to oversee software development for new products. Prior to joining EP MedSystems, Mr. Byrd co-founded and served as the Director of Engineering for BioPhysical Interface Corp. from 1989 to 1993 where he was responsible for developing automated computerized monitoring equipment for pacemaker and open heart operating rooms and follow-up clinics. Prior to his involvement with BioPhysical Interface Corp., Mr. Byrd was employed by Mt. Sinai Medical Center in Miami Beach, Florida as a clinical software engineer.

EXECUTIVE COMPENSATION

     The following summary compensation table sets forth certain information concerning compensation paid or accrued to the Chief Executive Officer and each of EP MedSystems' four most highly paid executive officers whose salary and bonus for all of their services in all capacities in 2001 exceed $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG TERM
                                                                   ANNUAL COMPENSATION      COMPENSATION
                                                                 -------------------       -----------------
                                                                                             SECURITIES
  NAME AND PRINCIPAL                                         SALARY          OTHER           UNDERLYING
  POSITION                                   YEAR               $              $              OPTIONS
  -----------------------------------     ----------     ---------------- -------------   -----------------

  David A. Jenkins...................        2001            $225,000            $0                 0
     Chairman and                            2000            $225,000            $0            70,000(1)
     Chief Executive                         1999            $203,750            $0                 0
     Officer

  Reinhard Schmidt...................        2001             $77,359(2)    $30,000(3)        160,000(4)
     President and Chief Operating
     Officer

  J. Randall Rolston ................        2001            $153,573            $0                 0
     Vice President, Sales                   2000            $160,549            $0             6,222(5)
                                             1999            $158,851            $0            15,922(6)

  C. Bryan Byrd......................        2001            $150,000            $0                 0
     Vice President,                         2000            $154,658            $0            50,000(7)
     Engineering and                         1999            $112,083            $0                 0
     Operations

  Joseph M. Turner...................        2001            $130,000            $0                 0
     Chief Financial                         2000            $125,000            $0             5,000(8)
     Officer                                 1999            $110,000            $0            50,000(9)

----------
(1) On December 24, 2000, EP MedSystems granted Mr. Jenkins an incentive stock option to purchase 70,000 shares of common stock pursuant to the 1995 Long Term Incentive Plan at an exercise price of $2.20 per share. Options to purchase 35,000 shares vested on the grant date and options to purchase an additional 35,000 such shares vested on January 1, 2001. The term of such option is ten years. This option replaced a fully vested option held by Mr. Jenkins for the same number of shares that expired in December 2000.

(2) Represents compensation paid to Mr. Schmidt from the commencement of his employment at EP MedSystems in August 2001 through December 31, 2001.

(3) In August 2001, in connection with Mr. Schmidt's employment, Mr. Schmidt was allowed to purchase 100,000 shares (the "Shares") of common stock at $2.20 per Share. EP MedSystems provided a two-year, interest-free, non-recourse loan in the amount of $220,000 to finance the purchase price of the Shares, which loan was secured by a pledge to EP MedSystems of the Shares, and the principal balance of which was to be forgiven ratably over the term of the loan. EP MedSystems recorded $30,000 in compensation expense as of December 31, 2001 related to the forgiven portion of the note. In July 2002, EP MedSystems and Mr. Schmidt agreed to rescind the stock purchase transaction with respect to 75,000 of the Shares (the portion which had not already been paid for through forgiveness of the loan) in consideration for the grant to Mr. Schmidt of an incentive stock option to purchase 75,000 shares of common stock pursuant to the 2002 Stock Option Plan (subject to shareholder approval of such plan at the annual meeting) at an exercise price equal to $2.20 per share (the original purchase price established in connection with Mr. Schmidt's stock purchase rights and greater than the fair market value of the common stock on the date of grant of the stock option). This stock option vests over four years from the date of grant.

(4) In connection with Mr. Schmidt's employment in August 2001, EP MedSystems granted to Mr. Schmidt an option, under the 1995 Long-Term Incentive Plan, to purchase 100,000 shares of common stock at an exercise price of $1.91 per share (the price of the stock on the date of grant); the option vests over four years. Also, Mr. Schmidt was granted an option in September 2001 under the 1995 Director Option Plan to purchase 60,000 shares of common stock at an exercise price of $1.85 per share (the price of the stock on the date of grant); the option vested 1,000 shares per month. Because Mr. Schmidt was not entitled to participate in the 1995 Director Option Plan, this option was cancelled in July 2002 in consideration for the grant to Mr. Schmidt of an incentive stock option to purchase 60,000 shares of common stock pursuant to the 2002 Stock Option Plan (subject to shareholder approval of such plan at the annual meeting) at an exercise price equal to $2.00 per share (the fair market value of the common stock on the date of grant). This stock option vests over four years from the date of grant. In addition, in connection with Mr. Schmidt's employment he received a five-year warrant (not reflected in the table), which vested immediately, to purchase an additional 100,000 shares of common stock at an exercise price of $2.75 per share.

(5) On January 11, 2000, EP MedSystems granted Mr. Rolston an incentive stock option to purchase 6,222 shares of common stock pursuant to the 1995 Long Term Incentive Plan at an exercise price of $4.19 per share. Options to purchase 1,244 shares vested on the grant date and options to purchase an additional 1,244 such shares vest each year thereafter. The term of such option is ten years.

(6) On January 1, 1999, EP MedSystems granted Mr. Rolston an incentive stock option to purchase 12,500 shares of common stock pursuant to the 1995 Long Term Incentive Plan at an exercise price of $3.00 per share. Options to purchase 2,500 shares vested on the grant date and options to purchase an additional 2,500 shares vest each year thereafter. The term of such option is five years. On June 30, 1999, EP MedSystems granted Mr. Rolston an incentive stock option to purchase 3,422 shares of common stock pursuant to the 1995 Long Term Incentive Plan at an exercise price of $3.00 per share. Options to purchase 685 shares vested on the grant date and options to purchase an additional 684 vest each year thereafter. The term of such option is five years.

(7) On April 17, 2000, EP MedSystems granted Mr. Byrd an incentive stock option to purchase 50,000 shares of common stock pursuant to the 1995 Long Term Incentive Plan at an exercise price of $4.125 per share. Options to purchase 10,000 shares vest one year from the grant date and options to purchase an additional 10,000 such shares vest each year thereafter. The term of such option is ten years.

(8) On October 20, 2000, EP MedSystems granted Mr. Turner an incentive stock option to purchase 5,000 shares of common stock pursuant to the 1995 Long Term Incentive Plan at an exercise price of $3.25 per share. Options to purchase 1,000 shares vest one year from the grant date and options to purchase an additional 1,000 such shares vest each year thereafter. The term of such option is ten years.

(9) On February 5, 1999, EP MedSystems granted Mr. Turner an incentive stock option to purchase 50,000 shares of common stock pursuant to the 1995 Long Term Incentive Plan at an exercise price of $3.00 per share. Options to purchase 10,000 shares vested on grant date and options to purchase an additional 10,000 such shares vest each year thereafter. The term of such option is five years.

STOCK OPTIONS

     The following table sets forth certain information concerning grants of stock options to each of the executive officers identified in the Summary Compensation Table during the fiscal year ended December 31, 2001.

                        OPTION GRANTS IN FISCAL YEAR 2001


                                    NUMBER OF
                                      SHARES      PERCENT OF TOTAL
                                    UNDERLYING    OPTIONS GRANTED      EXERCISE      EXPIRATION DATE
                                      OPTIONS     TO EMPLOYEES IN     PRICE PER
           NAME                       GRANTED           2001            SHARE
-------------------------------------------------------------------------------------------------------
David A. Jenkins.................       0               -                 -                -
Reinhard Schmidt(1).............. 100,000              43%            $1.91          August 20, 2011
                                   60,000                             $1.85         September 4, 2011
J. Randall Rolston...............       0               -                 -                -
Joseph M. Turner.................       0               -                 -                -
C. Bryan Byrd....................       0               -                 -                -

----------
(1)  See footnote 4 to above Summary Compensation Table.

     The exercise prices of the options granted during the fiscal year ended December 31, 2001 were equal to or greater than the fair market value of EP MedSystems' common stock on the date of each grant.

OPTION EXERCISES AND HOLDINGS

     The following table provides certain information with respect to each of the executive officers identified in the Summary Compensation Table concerning the exercise of stock options during the fiscal year ended December 31, 2001 and the value of unexercised stock options held as of such date.

         AGGREGATED OPTION EXERCISES IN 2001 AND YEAR-END OPTION VALUES


                                                                                             VALUE OF UNEXERCISED
                                                         NUMBER OF SHARES UNDERLYING       IN-THE-MONEY OPTIONS AT
                                                         OPTIONS AT DECEMBER 31, 2001       DECEMBER 31, 2001 (1)
                                                       --------------------------------------------------------------
                                 SHARES
                                ACQUIRED     VALUE
NAME                           ON EXERCISE  REALIZED    EXERCISABLE     UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
----------------------------------------------------------------------------------------------------------------------
David A. Jenkins(2)..........       0          0         166,000                  0         $69,000              $0
Reinhard Schmidt(3)..........       0          0          24,000            136,000         $14,400         $83,600
J. Randall Rolston(3)........       0          0          83,208             22,207              $0              $0
Joseph M. Turner(3)..........       0          0          31,000             24,000              $0              $0
C. Bryan Byrd(3).............       0          0          34,400             43,600         $11,700              $0

(1) The above amounts were calculated by subtracting the exercise price of the options from the market value of the underlying common stock using the closing sale price on the NASDAQ National Market of $2.50 per share on December 31, 2001.

(2) On August 31, 1995, EP MedSystems granted Mr. Jenkins a non-qualified stock option to purchase 96,000 shares of common stock at an exercise price of $2.00 per share (the "Jenkins NQSO"). Options to purchase

     28,000 of the Jenkins NQSO shares became exercisable on the grant date and options to purchase 1,000 shares became exercisable each month thereafter. The term of the Jenkins NQSO option is ten years. On December 24, 2000, EP MedSystems granted Mr. Jenkins an incentive stock option to purchase 70,000 shares of common stock pursuant to EP MedSystems' 1995 Long Term Incentive Plan at an exercise price of $2.20 per share (the "Jenkins ISO"). Options to purchase 35,000 of the Jenkins ISO shares became exercisable upon the grant and options to purchase the remaining 35,000 Jenkins ISO shares became exercisable in January 2001. The term of such option is ten years.

(3)  See footnotes to above Summary Compensation Table.

     During the fiscal year ended December 31, 2001, options to purchase 800 shares of common stock were exercised.

COMPENSATION PLANS AND OTHER ARRANGEMENTS

     EP MedSystems has a 1995 Long Term Incentive Plan, 1995 Director Option Plan and a 2002 Stock Option Plan. The 2002 Stock Option Plan and the 1995 Director Option Plan are described below under proposals 2 and 3. The 1995 Long Term Incentive Plan has only 49,656 shares of common stock remaining available under such Plan as of June 30, 2002 and upon the issuance or award of these shares the 1995 Long Term Incentive Plan will be terminated. The 1995 Long Term Incentive Plan is described below.

1995 LONG TERM INCENTIVE PLAN

     EP MedSystems' 1995 Long Term Incentive Plan (the "1995 Incentive Plan") was adopted by the Board of Directors and shareholders in November 1995. On November 5, 1999, the shareholders approved an amendment increasing the number of shares of common stock available under the 1995 Incentive Plan from 700,000 to 1,000,000 shares. At June 30, 2002, options to purchase 865,544 shares were outstanding at exercise prices ranging from $1.60 to $4.25 per share. The 1995 Incentive Plan provides for grants of "incentive" and "non-qualified" stock options to employees of EP MedSystems. The 1995 Incentive Plan is administered by the Compensation Committee, which determines the optionees and the terms of the options granted, including the exercise price, number of shares subject to the options and the exercisability thereof. The 1995 Incentive Plan will terminate on November 30, 2005, unless earlier terminated by the Board of Directors.

     The exercise price of incentive stock options granted under the 1995 Incentive Plan must be equal to at least the fair market value of the common stock on the date of grant, and the term of such options may not exceed ten years. With respect to any optionee who owns stock representing more than 10% of the voting power of all classes of EP MedSystems' outstanding capital stock, the exercise price of any incentive stock option must be equal to at least 110% of the fair market value of the common stock on the date of grant, and the term of the option may not exceed five years. The aggregate fair market value of common stock (determined as of the date of the option grant) for which an incentive stock option may for the first time become exercisable in any calendar year may not exceed $100,000.

EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth certain information as of December 31, 2001 concerning outstanding options and rights to purchase common stock granted to participants in EP MedSystems' equity compensation plans and the number of shares of common stock remaining available for issuance under such equity compensation plans.

                      EQUITY COMPENSATION PLAN INFORMATION



                                                                                   NUMBER OF SECURITIES REMAINING
                                  NUMBER OF SECURITIES TO BE   WEIGHTED-AVERAGE     AVAILABLE FOR FUTURE ISSUANCE
                                   ISSUED UPON EXERCISE OF     EXERCISE PRICE OF     UNDER EQUITY COMPENSATION
                                     OUTSTANDING OPTIONS      OUTSTANDING OPTIONS   PLANS (EXCLUDING SECURITIES
           PLAN CATEGORY                  AND RIGHTS              AND RIGHTS         REFLECTED IN COLUMN (a))
                                             (a)                      (b)                       (c)
-----------------------------------------------------------------------------------------------------------------
Equity compensation plans
    approved by security holders          1,146,044                  $2.69                    129,156

Equity compensation plans not
    approved by security holders              0                        0                         0
                                          ---------                ---------                 --------

      Total                               1,146,044                  $2.69                    129,156


EMPLOYMENT AGREEMENTS

     EP MedSystems entered into an employment agreement, dated as of July 20, 2001 (and effective on commencement, August 20, 2001) with Reinhard Schmidt. Under the agreement, Mr. Schmidt shall serve as President and Chief Operating Officer of EP MedSystems for an initial term of 2 years at an annual salary of $200,000. The Board of Directors has discretion to approve salary increases and bonuses. The agreement provides that unless terminated by either party providing the other with written notice of its intention not to renew at least 30 days prior to the scheduled expiration date, the agreement shall be renewed automatically after the initial two-year term for successive one-year terms. The agreement further provides that if the agreement is terminated by EP MedSystems without cause or by Mr. Schmidt for good reason (including the occurrence of certain events within one year of change in control), Mr. Schmidt shall be entitled to severance payments equal to Mr. Schmidt's then-current base salary for a period of twelve months.

     In connection with Mr. Schmidt's employment, EP MedSystems sold to Mr. Schmidt 100,000 shares (the "Shares") of common stock at $2.20 per Share (the closing sale price as of the date of execution of the employment agreement) and issued a five-year warrant to purchase an additional 100,000 shares of common stock at an exercise price of $2.75 per share. EP MedSystems provided Mr. Schmidt with an interest-free, non-recourse loan in the amount of $220,000 to effect the purchase of the Shares, which loan was secured by a pledge to EP MedSystems of the Shares. The principal balance of the loan was to be forgiven ratably over the term of the loan. In July 2002, EP MedSystems and Mr. Schmidt agreed to rescind the stock purchase transaction with respect to 75,000 of the Shares (the portion which had not already been paid for through forgiveness of the loan) in consideration for the grant to Mr. Schmidt of an incentive stock option to purchase 75,000 shares of common stock pursuant to the 2002 Stock Option Plan (subject to shareholder approval of such plan at the annual meeting) at an exercise price equal to $2.20 per share. This stock option vests over four years from the date of grant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Arrangement with Mortara Instrument, Inc. EP Med purchases certain components for the EP-WorkMate(R) and ALERT(R) Companion from Mortara Instrument, Inc. Dr. David W. Mortara, a former director of EP Med, who resigned from the Board of Directors and committee positions in April 2001, and a shareholder of EP Med, is also a director and shareholder of Mortara Instrument, Inc. The approximate value of products purchased from Mortara Instrument was $99,500 and $1,087,000 in 2001 and 2000, respectively. EP Med believes that each of the transactions with Mortara Instrument were entered into on terms comparable to those it would have received from an unaffiliated third party.

     Loan to C. Bryan Byrd.  On May 23, 2000,  EP Med made a loan of $100,000 to
C. Bryan Byrd, its Vice President, Engineering and Operations, to finance Mr. Byrd's exercise of fully vested options. The loan is a recourse loan bearing interest at the Federal Fund rate and is secured by a pledge of 50,000 shares of EP Med's common stock owned by Mr. Byrd. Principal and all accrued interest are due and payable on May 23, 2003.

     Financing Transaction with Medtronic, Inc./Pledge of Security by David A. Jenkins. In November 2000, EP Med completed a debt financing with Medtronic Asset Management, Inc., an affiliate of Medtronic, Inc., one of EP Med's shareholders and one of the world's leading medical technology companies, which provided an aggregate of $3.2 million of which approximately $2.3 million was utilized to repay outstanding amounts on EP Med's former revolving credit facility. EP Med received $1.6 million at the closing of the transaction in November 2000 and received the remaining $1.6 million on January 18, 2001.

     The financing transaction, evidenced by a note purchase agreement and secured promissory note bearing interest at two percentage points over the prime rate, provides that the principal and all accrued interest on the note are to be repaid on November 15, 2003. The note is secured by a pledge by David A. Jenkins, Chairman of the Board, Chief Executive Officer, director and shareholder of EP Med, of 300,000 shares of common stock of Transneuronix, Inc., a privately-held corporation engaged in the development of neuro-muscular stimulation devices. The shares pledged amount to approximately 5% of the total outstanding common stock of Transneuronix, Inc. Mr. Jenkins did not receive any compensation from EP Med for furnishing the pledge as security for the note. As part of the transaction, Medtronic agreed to subordinate its rights to repayment from EP Med to existing rights of EP Med's bank.

     Except for the pledge by Mr. Jenkins, EP Med believes this loan was entered into on terms comparable to those it would have obtained from an unaffiliated third party.

     Private Placement Financing Transaction with Cardiac Capital, LLC. On March 28, 2001, we completed the sale and issuance of 1,625,000 shares of our common stock and 812,500 warrant shares to two investors. The terms of the financing provided for a purchase price of $1.99 per share of common stock and $0.02 per warrant share for an aggregate purchase price of $3,250,000 without giving effect to the possible exercise of warrants at an exercise price of $4.00 per share, subject to adjustment. The transaction, which received shareholder approval, closed on March 28, 2001 and the closing sale price for EP Med's common stock on March 27, 2001 was $2.875. As such, the price afforded the investors in this transaction was below market. However, the Board of Directors obtained an opinion from Tucker Anthony Sutro Capital Markets, acting as EP Med's financial advisor, as to the fairness of the transaction to the public shareholders of EP Med from a financial point of view.

     Included among the investors is Cardiac Capital, LLC, a Georgia limited liability company, of which David A. Jenkins, Chairman of the Board, Chief
Executive Officer, director and shareholder of EP Med, is a 50% owner. The aggregate amount of the new shares, which potentially may be issued in this private placement financing, is in excess of 20% of the outstanding common stock of EP Med (on a pre-transaction basis), assuming all warrants are exercised. The consummation of the transaction has provided EP Med with over $3,000,000 in working capital after expenses.

     Cardiac Capital, LLC and David A. Jenkins have a very substantial ownership interest in EP Med and may be in a position to control EP Med's management and operations as a result of such ownership interest. David A. Jenkins and Rollins Investment Fund, the other 50% owner in Cardiac Capital, have entered into a letter agreement pursuant to which Cardiac Capital could exercise its registration rights after the first anniversary of the closing. Cardiac Capital had its shares registered for resale under a registration statement declared effective by the SEC in May 2002.

     Sublease with Transneuronix, Inc. In April 2001, EP Med entered into a sublease with Transneuronix, Inc. as to 5,691 square feet of its office space leased at 100 Stierli Court, Mount Arlington, New Jersey. The term of the lease is eighteen months and the total basic rent for the term is $75,716 plus a pro rated amount for real estate taxes, insurance and common area charges charged by the landlord and electricity. Transneuronix is a private company of which Mr. Jenkins, EP Med's Chairman of the Board and Chief Executive Officer, is a director, officer and shareholder. EP Med believes that the sublease was entered into on terms comparable to those it would have received from an unaffiliated third party.

     Loan to Reinhard Schmidt. In connection with Mr. Schmidt's employment with EP Med pursuant to an employment agreement, dated as of July 20, 2001, Mr. Schmidt purchased 100,000 shares of common stock and received a warrant to purchase an additional 100,000 shares. EP Med provided Mr. Schmidt with an interest-free, non-recourse loan in the amount of $220,000 to effect the purchase of the shares, which loan was secured by a pledge to EP Med of the shares. The stock purchase transaction was rescinded in part in July 2002 as described under "Executive Compensation - Employment Agreements."

     Financing Transaction with Medtronic, Inc. As of October 23, 2001, EP Med consummated the private sale and issuance of 673,779 shares of newly designated Series A convertible preferred stock to Medtronic, Inc., a shareholder and creditor of EP Med. The transaction with Medtronic involved the sale of the shares of preferred stock at a price equal to the average closing price of EP Med's common stock for the 10 days immediately preceding the sale, or $1.781 per share. Medtronic has converted 300,000 of its Series A Preferred Stock into shares of common stock. As part of the transaction, EP Med granted demand and incidental registration rights to Medtronic pursuant to a registration rights agreement entered into by the parties. EP Med received aggregate gross proceeds of $1.2 million from the transaction. EP Med believes that the transaction was entered into on terms comparable to those it would have received from an unaffiliated third party.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee reviewed and discussed EP MedSystems' audited financial statements for the fiscal year ended December 31, 2001 with EP MedSystems' management. In addition, the Audit Committee discussed with EP MedSystems' auditors, PricewaterhouseCoopers LLP, the matters required by Statement on Auditing Standards No. 61 (as in effect on the date of EP MedSystems' financial statements), which include the following:

     o PricewaterhouseCoopers LLP's responsibility under generally accepted auditing standards

     o    Significant accounting policies

     o    Management's judgments and accounting estimates

     o    Significant audit adjustments

     o    Other information in documents containing audited financial statements

     o Disagreements with EP MedSystems' management, including accounting principles, scope of audit and disclosures

     o Major issues discussed with EP MedSystems' management prior to retention of PricewaterhouseCoopers LLP

     o    Difficulties encountered in performing the audit

     The Audit Committee received and discussed with PricewaterhouseCoopers LLP written disclosures and the letter regarding any significant relationships that could impair PricewaterhouseCoopers LLP's independence (as required by Independence Standards Board Statement No. 1, as in effect on the date of EP MedSystems' financial statements), and considered the compatibility of non-audit services with PricewaterhouseCoopers LLP's independence. Based upon the above reviews and discussions, the Audit Committee recommended to the Board of Directors that EP MedSystems' audited financial statements for the fiscal year ended December 31, 2001 be included in the Annual Report on Form 10-KSB and 10KSB/A for the fiscal year ended December 31, 2001.

                                Members of the Audit Committee

                                John E. Underwood, Chair
                                Abhijeet Lele

RELATIONSHIP WITH INDEPENDENT AUDITORS

     PricewaterhouseCoopers LLP serves as EP MedSystem's independent certified public accountants. It is EP MedSystems' current intention to engage PricewaterhouseCoopers LLP to act as its independent auditors for the fiscal year ending December 31, 2002 subject to approval by the Board of Directors of a final fee proposal from such auditors. PricewaterhouseCoopers LLP has audited EP MedSystem's consolidated financial statements for the fiscal year ended December 31, 2001.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement, if the representative so desires, and is expected to be available to respond to appropriate questions from shareholders.

AUDIT AND OTHER FEES PAID TO INDEPENDENT AUDITORS

Audit Fees

     The aggregate fees billed by PricewaterhouseCoopers LLP for the audit of EP MedSystems' annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in EP MedSystems' Quarterly Reports on Form 10-QSB during the fiscal year ended December 31, 2001 were $100,000.

Financial Information Systems Design and Implementation Fees

     PricewaterhouseCoopers LLP did not render any services related to financial information systems design and implementation for the fiscal year ended December 31, 2001.

All Other Fees

     The aggregate fees billed for all other services, including domestic and international tax compliance, consulting services and transaction-related services (including those provided in connection with securities registrations), rendered by PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2001 were $141,058.

     The Audit Committee has considered whether the non-audit services performed by EP MedSystems' auditors, as so performed, are compatible with maintaining the principal auditor's independence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Based upon information available to EP MedSystems, the following table sets forth certain information regarding beneficial ownership of the common stock and Series A preferred stock of EP MedSystems as of May 31, 2002, by (i) each of EP MedSystems' directors and nominees for director, (ii) each of the executive officers identified in the Summary Compensation Table, (iii) all directors and executive officers as a group and (iv) each person known to EP MedSystems to beneficially own more than five percent of EP MedSystems' common stock or Series A preferred stock. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable.


                                                                                SHARES OF
                                                                                SERIES A
                                               SHARES OF       PERCENT OF       PREFERRED        PERCENT OF       PERCENT
                                               COMMON STOCK    CLASS            STOCK            CLASS            OF TOTAL
                                               BENEFICIALLY    BENEFICIALLY     BENEFICIALLY     BENEFICIALLY     VOTING
NAME AND ADDRESS OF BENEFICIAL OWNER           OWNED (1)       OWNED            OWNED (1)        OWNED            POWER
---------------------------------------------- --------------- ---------------- ---------------- ---------------- ----------
Group comprised of Cardiac Capital,
LLC, Rollins Investment Fund, R.
Randall Rollins, Gary W. Rollins and
David A. Jenkins..............................  3,307,200(2)        20.8%                  0            *           20.3%

      Cardiac Capital, LLC....................  2,250,000(3)        14.3%                  0            *           14.0%
      2170 Piedmont Road, N.E.
      Atlanta, Georgia 30324

      Rollins Investment Fund.................  2,250,000(4)        14.3%                  0            *           14.0%
      R. Randall Rollins
      Gary W. Rollins
      2170 Piedmont Road, N.E.
      Atlanta, Georgia 30324

                                       16

                                                                                SHARES OF
                                                                                SERIES A
                                               SHARES OF       PERCENT OF       PREFERRED        PERCENT OF       PERCENT
                                               COMMON STOCK    CLASS            STOCK            CLASS            OF TOTAL
                                               BENEFICIALLY    BENEFICIALLY     BENEFICIALLY     BENEFICIALLY     VOTING
NAME AND ADDRESS OF BENEFICIAL OWNER           OWNED (1)       OWNED            OWNED (1)        OWNED            POWER
---------------------------------------------- --------------- ---------------- ---------------- ---------------- ----------
      David A. Jenkins........................  3,369,700(5)        21.2%                  0            *           20.7%
      Chairman of the Board and
      Chief Executive Officer
      c/o EP MedSystems, Inc.
      100 Stierli Court, Suite 107
      Mount Arlington, New Jersey
      07856

Group comprised of Greenberg
Healthcare Management, LLC, The
Pharmaceutical/ Medical Technology
Fund, L.P., Strategic Healthcare
Investment Fund, EGS Private
Healthcare Associates, LLC, EGS
Private Healthcare Partnership, L.P.,
EGS Private Healthcare Counterpart,
L.P. and Frederic Greenberg...................  1,779,380(6)        11.6%                  0            *           11.3%
350 Park Avenue, 11th Floor
New York, New York 10022

Abhijeet Lele.................................  1,504,000(7)        9.8%                   0            *           9.6%
Director
c/o EP MedSystems, Inc.
100 Stierli Court - Suite 107
Mount Arlington, New Jersey 07856

Medtronic, Inc................................  1,131,779(8)        7.4%             373,779          100%          7.4%
710 Medtronic Parkway
Minneapolis,  Minnesota 55432-5604

Hambrecht & Quist Capital
Management Incorporated.......................  1,075,000(9)        7.2%                   0            *           7.0%
30 Rowes Wharf, 4th Floor
Boston, Massachusetts 02110-3328

Reinhard Schmidt..............................  231,000(10)         1.5%                   0            *           1.5%
President, Chief Operating Officer and
Director
c/o EP MedSystems, Inc.
100 Stierli Court, Suite 107
Mount Arlington, New Jersey 07856

                                       17

                                                                                SHARES OF
                                                                                SERIES A
                                               SHARES OF       PERCENT OF       PREFERRED        PERCENT OF       PERCENT
                                               COMMON STOCK    CLASS            STOCK            CLASS            OF TOTAL
                                               BENEFICIALLY    BENEFICIALLY     BENEFICIALLY     BENEFICIALLY     VOTING
NAME AND ADDRESS OF BENEFICIAL OWNER           OWNED (1)       OWNED            OWNED (1)        OWNED            POWER
---------------------------------------------- --------------- ---------------- ---------------- ---------------- ----------
J. Randall Rolston............................  129,037(11)           *                    0            *             *
Vice President, Sales and Marketing
c/o EP MedSystems, Inc.
100 Stierli Court - Suite 107
Mount Arlington, New Jersey 07856

C. Bryan Byrd.................................  120,000(12)           *                    0            *             *
Vice President, Engineering and Operations
c/o EP MedSystems, Inc.
100 Stierli Court - Suite 107
Mount Arlington, New Jersey 07856

Joseph M. Turner..............................   41,000(13)           *                    0            *             *
Chief Financial Officer
c/o EP MedSystems, Inc.
100 Stierli Court - Suite 107
Mount Arlington, New Jersey 07856

Paul L. Ray...................................    1,000(14)            *                   0            *             *
Director
c/o EP MedSystems, Inc.
100 Stierli Court - Suite 107
Mount Arlington, New Jersey  07856

Richard C. Williams...........................       0                *                    0            *             *
Director Nominee
c/o EP MedSystems, Inc.
100 Stierli Court - Suite 107
Mount Arlington, New Jersey  07856

All executive officers and directors as a
group (8 persons) ............................5,395,737(15)        32.6%                   0            *           32.0%

* Represents beneficial ownership of less than 1% of the common stock.

----------

(1) Applicable percentage ownership as of May 31, 2002 is based upon 14,963,652 shares of common stock and 373,779 shares of Series A preferred stock outstanding. Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended. Under Rule 13d-3, shares issuable within 60 days upon exercise of outstanding options, warrants, rights or conversion privileges are deemed outstanding for the purpose of calculating the number and percentage owned by the holder of those rights, but not deemed outstanding for the purpose of calculating the percentage owned by any other person. "Beneficial ownership" under Rule 13d-3 includes all shares over which a person has sole or shared dispositive or voting power.

(2) The information set forth with respect to the Cardiac Capital Group is based in part on information contained in a Statement on Schedule 13D filed with the SEC on April 5, 2001 (the "Cardiac Capital

     Schedule 13D"). The shares reflected in the table represent (i) 2,250,000 shares beneficially owned by Cardiac Capital, LLC; (ii) 2,250,000 shares beneficially owned by Rollins Investment Fund, indirectly as a 50% owner of Cardiac Capital, LLC, with shared voting and investment power with David A. Jenkins (see footnotes (3), (4) and (5)); (iii) 2,250,000 shares beneficially owned by each of R. Randall Rollins and Gary W. Rollins, indirectly as equal owners of Rollins Investment Fund, with shared voting and investment power with David A. Jenkins (see footnotes (3), (4) and (5)); and (iv) 3,307,200 shares beneficially owned by David A. Jenkins, 2,250,000 of which shares are owned with shared voting and investment power with Rollins Investment Fund, R. Randall Rollins and Gary W. Rollins (see footnotes (3) and (5)), and which excludes 42,500 shares held by Mr. Jenkins' wife and 20,000 shares held by Mr. Jenkins' wife as custodian for his children, for which Mr. Jenkins disclaims beneficial ownership.

(3) In the Cardiac Capital Schedule 13D, the members of the group have reported that Cardiac Capital, LLC, the record owner of the securities reflected, is a Georgia limited liability company, the ownership of which is divided equally between Rollins Investment Fund, a Georgia general partnership consisting of R. Randall Rollins and Gary W. Rollins, and David A. Jenkins. Includes 750,000 shares issuable upon exercise of outstanding warrants exercisable by Cardiac Capital (see footnotes (2), (4) and (5)).

(4) In the Cardiac Capital Schedule 13D, Rollins Investment Fund reported that it is a Georgia general partnership, the ownership of which is divided equally between R. Randall Rollins and Gary W. Rollins. Rollins Investment Fund owns 50% of Cardiac Capital, LLC and, as such, the Rollins Investment Fund's ownership is indirect and it shares voting and investment power with David Jenkins, the other 50% owner of Cardiac Capital. The information set forth includes 750,000 shares issuable upon the exercise of outstanding warrants exercisable by Cardiac Capital. Rollins Investment Fund disclaims beneficial ownership of 1,125,000 shares (i.e., 50%) of common stock and warrant shares and each of Messrs. R. Randall Rollins and Gary W. Rollins disclaims beneficial ownership of one-half of such shares (see footnotes
     (2), (3) and (5)). Rollins Investment Fund and David Jenkins, together with EP Med, have entered into a letter agreement, dated March, 2001, pursuant to which David Jenkins has agreed that, notwithstanding any provision to the contrary in the operating agreement of Cardiac Capital, the decision of Cardiac Capital to exercise its registration rights after March 28, 2002 may be made by Rollins Investment Fund in its sole judgment and without the consent of Mr. Jenkins.

(5) Includes 166,000 shares issuable upon exercise of fully vested options. Also includes 160,000 shares held by Mr. Jenkins as trustee for the Dalin Class Trust, 42,500 shares held by Mr. Jenkins' wife and 20,000 shares held by Mr. Jenkins' wife as custodian for his children. Also includes 2,250,000 shares beneficially owned by Cardiac Capital, LLC, the ownership of which is divided equally between Mr. Jenkins and Rollins Investment Fund and, as such, Mr. Jenkins' ownership is indirect and he shares voting and investment power with Rollins Investment Fund; 750,000 of such shares are issuable upon the exercise of outstanding warrants exercisable by Cardiac Capital, LLC (see footnotes (2), (3) and (4)). Mr. Jenkins disclaims beneficial ownership of (i) 42,500 shares held by his wife, (ii) 20,000 shares held by his wife as custodian for his children, and (iii) 1,125,000 shares (i.e., 50%) of common stock and warrant shares held of record by Cardiac Capital, LLC.

(6)  The  shares   reflected  in  the  table  represent  (i)  1,500,000   shares
     beneficially owned by EGS Private Healthcare Associates, LLC ("EGS Associates"), indirectly through its ownership of EGS Private Healthcare Partnership, L.P. ("EGS Partnership"), which is the owner of 1,312,500 shares, which includes 306,250 shares issuable upon the exercise of outstanding warrants and EGS Private Healthcare Counterpart, L.P. ("EGS Counterpart"), which is the owner of 187,500 shares, which includes 43,750 shares issuable upon the exercise of outstanding warrants; (ii) 215,682 shares beneficially owned by Greenberg Healthcare Management, LLC ("Greenberg Healthcare Management"), indirectly through its ownership of The Pharmaceutical/Medical Technology Fund, L.P. ("Pharma/Medical"), which is the record owner of the 215,682 shares; (iii) 43,698 shares beneficially owned by Greenberg Healthcare Management, which is the beneficial owner of Strategic Healthcare Investment Fund (having an address at c/o Mees Pierson (Cayman) Limited, British American Centre, Phase 3, Dr. Roy's Drive, P.O. Box 2003, George Town, Grand Cayman, Cayman Islands, B.W.I.), which is the record owner of the 43,698 shares; and (iv) 20,000 shares beneficially owned by Frederic Greenberg.

(7) Includes 4,000 shares issuable upon exercise of fully vested options. Includes the indirect beneficial ownership of 1,312,500 shares held by EGS Partnership, including 306,250 shares issuable upon the exercise of outstanding warrants held by EGS Partnership. Mr. Lele is one of two managing directors of EGS Partnership. Also includes 187,500 shares held by EGS Counterpart, including 43,750 shares issuable upon the exercise of outstanding warrants held by EGS Counterpart. Mr. Lele has investment authority over these shares as a result of his position as Managing Director of EGS Partnership. EGS Counterpart is contractually obligated to purchase the same stock, in the same proportion, as EGS Partnership; therefore, Mr. Lele exercises indirect investment authority over the shares held by EGS Counterpart.

(8) The information set forth with respect to Medtronic, Inc. is based in part upon information contained in a Statement on Schedule 13G filed with the SEC on February 12, 2002. The shares of common stock reflected in the table represent (i) 758,000 shares beneficially owned by Medtronic, Inc.; and
     (ii) 373,779 shares issuable upon the conversion of currently convertible shares of Series A preferred stock of EP Med.

(9) The information set forth with respect to Hambrecht & Quist Capital Management Incorporated is based on information contained in a Statement on
     Schedule 13G (the "H&Q Schedule 13G") filed with the SEC on January 29, 2002. The shares reflected in the table represent 1,075,000 shares beneficially owned by Hambrecht & Quist Capital Management, a registered investment advisor. In the H&Q Schedule 13G, Hambrecht & Quist Capital Management disclaims any beneficial interest in the shares reported and indicates that it believes that the client accounts that it manages are not acting as a "group" for purposes of Section 13(d) of the Securities
     Exchange Act of 1934, as amended, and that it and such clients are not otherwise required to attribute to each other the "beneficial ownership" of securities.

(10) Includes 31,000 shares issuable upon exercise of fully vested options and 100,000 shares issuable upon the exercise of outstanding warrants and 100,000 shares subject to a pledge to EP Med to secure the promissory note issued by Mr. Schmidt in payment of the purchase price for the shares, the principal balance of which is forgiven ratably over the term of the loan. See the Sections entitled "Executive Compensation-Employment Agreements" and "Certain Relationships and Related Transactions."

(11) Includes 93,037 shares issuable upon exercise of fully vested options.

(12) Includes 48,000 shares issuable upon exercise of fully vested options.

(13) Includes 41,000 shares issuable upon exercise of fully vested options.

(14) Includes 1,000 shares issuable upon exercise of fully vested options.

(15) Includes 1,584,037 shares issuable upon exercise of fully vested options and warrants.

PROPOSAL # 2 - APPROVAL OF THE 2002 STOCK OPTION PLAN

GENERAL

     Shareholders are being asked to approve the 2002 Stock Option Plan (the "2002 Plan"). The 2002 Plan provides for grants of stock options to employees, advisors and consultants of EP MedSystems. The Board of Directors believes that the 2002 Plan will, among other things, promote the interests of EP MedSystems and its shareholders by assisting EP MedSystems in attracting, retaining and maximizing the performance of officers, employees, advisors and consultants. The 2002 Plan will replace the 1995 Long Term Incentive Plan (the "1995 Plan") which only has 49,656 shares remaining available for issuance pursuant to options granted thereunder as of June 30, 2002. If adopted, the 2002 Plan will permit EP MedSystems to continue to grant stock options to eligible participants following the grant of the remaining options under the 1995 Plan, thereby allowing the company to continue attracting new officers, employees, advisors and consultants, and creating incentives for its current management and employees to enhance shareholder value. In addition, subject to shareholder approval of the 2002 Plan at the annual meeting, EP MedSystems has granted certain stock options under the 2002 Plan to Reinhard Schmidt, its President and Chief Operating Officer, in replacement of certain stock options and stock purchase rights previously granted to him by the company that were cancelled or rescinded during July 2002. See footnotes 3 and 4 to the Summary Compensation Table set forth under "Executive Compensation" above.

     A summary of the 2002 Plan is included below. The following summary is qualified in its entirety by reference to the full text of the Plan. The full text of the 2002 Plan is annexed to this Proxy Statement as Exhibit A and is an important part of this Proxy Statement.

DESCRIPTION OF THE 2002 PLAN

     EP MedSystems' Board of Directors initially approved the 2002 Plan in March 2002. In July 2002, the Board amended the 2002 Plan to provide for a lower number of shares reserved for issuance under the plan. The 2002 Plan provides for grants of "incentive" ("ISO") stock options to employees of EP MedSystems and "non-qualified ("NQSO") stock options to employees, advisors and consultants of EP MedSystems. Approximately 78 employees are currently eligible to participate in the 2002 Plan. The options will be granted at no cost to the optionee. The 2002 Plan is administered by the Compensation Committee, which determines the optionees and the terms of the options granted, including the exercise price, number of shares subject to the options and the exercisability thereof. The Compensation Committee may, in its discretion, accelerate the exercise date of outstanding options and, in connection with EP MedSystems consummating a transaction, take other actions to terminate or cash out existing options or issue new options of a successor corporation. Because the Compensation Committee determines the optionees in its discretion, it is not possible to predict the amounts that will be received by or allocated to particular individuals or groups of employees.

     Under the terms of the 2002 Plan, 600,000 shares of EP MedSystems' common stock will be reserved for issuance under the Plan, subject to certain anti-dilution adjustments under the 2002 Plan in the event of a recapitalization, stock split, merger or reorganization effecting a change or conversion in the common stock. There are no options to purchase common stock outstanding under the 2002 Plan as of June 30, 2002. Except with respect to options then outstanding, the 2002 Plan will expire on the earliest to occur of
(a) the tenth anniversary of the date on which the Plan was adopted by the Board, (b) the tenth anniversary of the date on which the Plan was approved by EP MedSystems' shareholders, or (c) the date as of which the Board, in its sole discretion, determines to terminate the Plan.

     The exercise price of an ISO granted under the 2002 Plan must be equal to at least the fair market value of the common stock on the date of grant, and the term of such options may not exceed ten years.

With respect to any optionee who owns (or is deemed to own through attribution from certain related persons) stock representing more than 10% of the voting power of all classes of EP MedSystems' outstanding capital stock, the exercise price of any ISO must be equal to at least 110% of the fair market value of the common stock on the date of grant, and the term of the option may not exceed five years. The aggregate fair market value of common stock (determined as of the date of the option grant) for which an ISO may for the first time become exercisable in any calendar year may not exceed $100,000. The exercise price for any NQSO will be established by the Compensation Committee, and may be more or less than the fair market value of the common stock on the date of grant. Payment for options are generally in cash, but the Compensation Committee may permit optionees to pay the exercise price by issuing a promissory note upon terms satisfactory to the Compensation Committee.

     The Board of Directors may at any time terminate, modify or amend the 2002 Plan without shareholder approval, except for an increase in the number of shares subject to 2002 Plan or where the vote of shareholders is required under the Internal Revenue Code of 1986, as amended (the "Code"), with respect to ISOs or under Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Such modifications or amendments may, for instance, modify the requirements for eligibility for participation or change the class of eligible participants or increase the benefits accruing to eligible participants with respect to options granted under the 2002 Plan, provided that the Board cannot adversely affect the rights of an optionee under a previously granted option without the consent of the optionee.

FEDERAL TAX CONSEQUENCES RELATING TO THE 2002 PLAN

     The following discussion summarizes the material federal tax consequences of participation in the 2002 Plan. The discussion is general in nature and does not address issues related to the tax circumstances of any particular optionee. The discussion is based on federal income tax laws in effect on the date hereof and is, therefore, subject to possible future changes in law. The discussion does not address state, local or foreign consequences.

     An optionee will not have any taxable income at the time an ISO is granted. Furthermore, an optionee will not have regular taxable income at the time the ISO is exercised. However, the excess of the fair market value of the shares at the time of exercise over the option exercise price of the shares will be taken into account as income for purposes of computing the optionee's alternative minimum tax liability (if any). In addition, pursuant to Internal Revenue Service regulations scheduled to become effective on January 1, 2003, such income will be subject to FICA and Medicare taxes (and withholding of such taxes) at the time of exercise. If an optionee disposes of the shares acquired on exercise of an ISO after the later of two (2) years after the grant of the ISO or one (1) year after exercise of the ISO, the gain (i.e., the excess of the proceeds received over the option exercise price), if any, will be long-term capital gain eligible for favorable tax rates under the Code. If the optionee disposes of the shares within two (2) years of the date of grant of the ISO or within one (1) year of exercise of the ISO, the disposition is normally a "disqualifying disposition," and the optionee will recognize ordinary income in the year of the disqualifying disposition equal to the excess of the amount received for the shares (or, if less, the fair market value of the shares at the time the ISO is exercised) over the option exercise price of the shares. The balance of the gain, if any, will be long-term or short-term capital gain depending on whether the shares were sold more than one (1) year after the ISO was exercised.

     The Company is not entitled to a deduction as the result of the grant or exercise of an ISO. If the optionee has ordinary income taxable as compensation as a result of a disqualifying disposition, the Company will be entitled to a deduction at the same time and in the same amount as the optionee, assuming that the deduction is not disallowed by Section 162(m) of the Code (which limits the Company's deduction in any one (1) year for renumeration paid to certain executives in excess of $1 million) or is otherwise limited under the Code.

     A recipient of an NQSO will not have any income at the time the NQSO is granted, nor will the Company be entitled to a deduction at that time. When an NQSO is exercised, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares to which the option pertains over the option exercise price of the shares. That income will be subject to Federal income tax. In the case of an optionee who was an employee of the Company at the time the option was granted, that income also will be subject to income tax withholding and FICA and Medicare taxes. In the case of a non-employee, such income will not be subject to withholding or FICA or Medicare taxes, however, the income must be reported by the Company on the optionee's Form 1099-MISC and also will be subject to the Federal self-employment tax. The Company will be entitled to a tax deduction with respect to an NQSO at the same time and in the same amount as must be taken into account as income by the recipient, assuming that the deduction is not disallowed by Section 162(m) of the Code (which limits the Company's deduction in any one (1) year for remuneration paid to certain executives in excess of $1 million) or is otherwise limited under the Code.

     As of July 15, 2002, the last reported sales price per share of the common stock on the NASDAQ National Market was $2.44.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 2002 STOCK OPTION PLAN.

PROPOSAL # 3 - APPROVAL OF AMENDMENT TO THE 1995 DIRECTOR OPTION PLAN

GENERAL

     Shareholders are being asked to approve an amendment to the 1995 Director Option Plan to increase the number of shares of common stock subject to the plan by 180,000 shares, from 360,000 to 540,000 shares. Options to purchase all of the 360,000 shares currently subject to the 1995 Director Option Plan have been granted as of June 30, 2002.

     The Board of Directors believes that the amendment increase the shares subject to the 1995 Director Option Plan would, among other things, promote the interests of EP MedSystems and its shareholders by assisting EP MedSystems in attracting, retaining and maximizing the performance of outside directors. If adopted, the amendment to the 1995 Director Option Plan will permit EP
MedSystems to continue to grant stock options to new outside directors of the company, thereby allowing the company to continue attracting outside directors.

     The full text of the proposed amendment to the Director Option Plan is annexed to this Proxy Statement as Exhibit B. Please read the full text before you decide how to vote. The following is a summary of the key features of the Director Option Plan, including the proposed amendment. The following summary is qualified in its entirety by reference to the full text of the plan.

DESCRIPTION OF THE 1995 DIRECTOR OPTION PLAN

     The 1995 Director Option Plan was adopted by the Board of Directors and the shareholders in November, 1995, and was amended and restated by the Board of Directors and shareholders in July, 2000. The 1995 Director Option Plan is proposed to be amended to provide that a total of 540,000 shares of common stock of EP MedSystems are available for issuance under the Plan. Options to purchase 360,000 shares were outstanding as of June 30, 2002 and were exercisable at exercise prices ranging from $2.00 to $3.00 with an average exercise price of $2.42 per share.

     Per the terms of the 1995 Director Option Plan, non-employee directors and Scientific Advisory Board members of EP MedSystems are automatically granted an option to purchase 60,000 shares of common stock upon their election to the Board of Directors or appointment to the Scientific Advisory Board, as applicable. Only newly-elected members of the Board of Directors or newly-appointed members of the Scientific Advisory Board of EP MedSystems who are not employees of EP MedSystems may be granted options under the 1995 Director Option Plan. The selection of non-employee directors and Scientific
Advisory Board members who will receive grants under the 1995 Director Option Plan is to be determined by the shareholders and Board of Directors of EP MedSystems in their respective discretion. The options are granted at no cost to the optionees, and the options have an exercise price equal to the fair market value of the common stock on the date the option is granted. The options become exercisable at the rate of 1,000 shares per month, commencing with the first month following the date of grant for so long as the optionee remains a director or Scientific Advisory Board member; provided, however, that upon a "change in control" (see definition below), all options become immediately vested and exercisable.

     A "change in control" is defined to have taken place when (i) any person acquires, directly or indirectly, more than 40% of EP MedSystems' voting securities; (ii) EP MedSystems' original and subsequent Board of Directors nominated or elected by at least 2/3 of the then current Board of Directors no longer constitute a majority of the members of EP MedSystems' Board of Directors; (iii) EP MedSystems enters into a transaction which results in EP MedSystems' shareholders prior to the transaction holding less than 75% of the voting power after the transaction; or (iv) EP MedSystems' shareholders approve a plan of complete liquidation of the company or an agreement for the sale or disposition of 50% or more in value of the total assets of EP MedSystems.

     The 1995 Director Option Plan is administered by the Plan Committee, no member of which is eligible to participate in such Plan. The Plan Committee has complete authority to interpret the 1995 Director Option Plan, including the power, among other things, to modify the requirements for eligibility for participation and increase benefits accruing to eligible directors or Scientific Advisory Board members without the approval of EP MedSystems' shareholders. The Board of Directors and Plan Committee, however, may not increase the total number of shares of common stock subject to the 1995 Director Option Plan without first obtaining the approval of EP MedSystems' shareholders. The 1995 Director Option Plan will terminate on November 30, 2005, unless earlier terminated by the Board of Directors or extended with the approval of EP MedSystems' shareholders.

FEDERAL TAX CONSEQUENCES RELATING TO THE 1995 DIRECTOR OPTION PLAN

     The following discussion summarizes the material federal tax consequences of participation in the 1995 Director Option Plan. The discussion is general in nature and does not address issues related to the tax circumstances of any particular optionee. The discussion is based on federal tax laws in effect on the date hereof and is, therefore, subject to possible future changes in law. The discussion does not address state, local or foreign consequences.

     A recipient of an option under the 1995 Director Option Plan will not have any taxable income at the time the option is granted, nor will the Company be entitled to a deduction at that time. When an option is exercised, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares to which the option pertains over the option exercise price of the shares. Although the Company will not withhold taxes at the time of exercise, the amount of such income will be reported by the Company on the optionee's Form 1099-MISC. The Company will be entitled to a tax deduction with respect to an option at the same time and in the same amount as must be taken into account as income by the recipient, assuming that the deduction is not otherwise limited under the Code.

     As of July 15, 2002, the last reported sales price per share of the common stock on the NASDAQ National Market was $2.44.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE 1995 DIRECTOR OPTION PLAN.

                                 OTHER BUSINESS

     The Board of Directors does not intend to present any business at the annual meeting other than as set forth in the accompanying notice of annual meeting of shareholders, and has no present knowledge that any others intend to present business at the annual meeting. If, however, other matters requiring the vote of the shareholders properly come before the annual meeting or any adjournment or postponement thereof, the persons named in the accompanying proxy will have discretionary authority to vote the proxies held by them in accordance with their judgment as to such matters.

                                  MISCELLANEOUS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

     Section 16(a) of the Securities and Exchange Act of 1934 requires EP MedSystems' executive officers, directors and holders of more than 10% of EP MedSystems' common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are required to furnish EP MedSystems with copies of all Section 16(a) forms which they file. Based solely on our review of the copies of such forms received by us, we believe that, with respect to the year ended December 31, 2001, our executive officers, directors and greater than 10% beneficial owners complied with all such filing requirements.

SHAREHOLDER PROPOSALS

     Shareholder proposals intended for inclusion in the proxy materials for EP MedSystems' 2003 annual meeting of shareholders must be received by EP MedSystems no later than April 1, 2003. Shareholder proposals which are intended to be presented at EP MedSystems' 2003 annual meeting of shareholders, but are not intended to be included in EP MedSystems' proxy solicitation materials, must be received by EP MedSystems no later than April 14, 2003. Such proposals should be directed to EP MedSystems, Inc., 100 Stierli Court - Suite 107, Mount Arlington, New Jersey 07856, Attention: Corporate Secretary.

ANNUAL REPORT

     A copy of EP MedSystems' Annual Report to Shareholders for 2001, including financial statements, accompanies this proxy statement.

                                  FORM 10-KSB/A

     A COPY OF EP MEDSYSTEMS' ANNUAL REPORT ON FORM 10-KSB/A FOR THE YEAR ENDED DECEMBER 31, 2001, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO BENEFICIAL SHAREHOLDERS OR SHAREHOLDERS OF RECORD UPON WRITTEN REQUEST TO INVESTOR RELATIONS AT EP MEDSYSTEMS' PRINCIPAL EXECUTIVE OFFICES.

                                By Order of the Board of Directors,


                                /s/ Joseph M.  Turner

                                Joseph M. Turner
                                Chief Financial Officer, Treasurer and Secretary

July 29, 2002

                                                                       EXHIBIT A
                                                                       ---------
                               EP MEDSYSTEMS, INC.

                             2002 STOCK OPTION PLAN


1.   DEFINITIONS

     As used herein, the following terms shall have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

     1.1 "Board" - The Board of Directors of the Company.

     1.2 "Committee" - The Compensation Committee of the Company, being comprised of two or more members of the Board appointed by the Board to administer the Plan. The Committee shall consist solely of directors who are "nonemployee directors" within the meaning of Regulation 16b-3 under Section 16 of the Securities Exchange Act of 1934, as such regulations may be amended from time to time. To the extent feasible, the members of the Committee shall also be "outside directors" as that term is defined in the Treasury Regulations under
Section 162(m) of the Code.

     1.3 "Company" - EP MedSystems, Inc., a New Jersey corporation, and any Subsidiary thereof.

     1.4 "Code" - The United States Internal Revenue Code of 1986, as from time to time amended.

     1.5 "Eligible Participant" - Any person who is an officer, employee, advisor or consultant of the Company as determined by the Committee.

     1.6 "Fair Market Value" - The per share fair market value of the Stock of the Company, determined by and in accordance with such valuation procedures and methods as are established from time to time by the Committee in good faith and in accordance with the provisions of the Code and any regulations promulgated thereunder. In particular, Treasury Regulation 20.2031-2(c) provides that fair market value may be determined by taking the mean between the bona fide bid and ask prices on the valuation date, or if none, by taking a weighted average of the means between the bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the valuation date, if both such nearest dates are within a reasonable period; if such bid and ask prices are unavailable, fair market value is to be determined by taking into consideration the Company's net worth, prospective earning power and dividend paying capacity and other relevant factors such as good will, economic outlook in the Company's industry, the Company's position in the industry and its management, the size of the block of stock to be valued, and the values of stock of corporation engaged in the same or similar lines of business.

     1.7 "Option" - An option to purchase Stock of the Company granted pursuant to the provisions of the Plan. Options granted to officers and employees may be either (a) Incentive Stock Options as defined in Section 422 of the Code ("ISOs") or (b) non-statutory stock options ("NQSOs") or any combination thereof at the discretion of the Committee. Options granted to advisors and consultants shall be NQSOs. The status of each grant as an ISO or NQSO shall be clearly set forth at the time of the grant of the Option, provided, however, that in the event that the aggregate fair market value (determined as of the date(s) of grant) of the shares of stock with respect to which an ISO become exercisable for the first time by an Optionee exceeds $100,000 in any calendar year, the Options with respect to the excess shares will be NQSOs notwithstanding anything contained in the grant of the Option to the contrary.

     1.8 "Optionee" - The person to whom an Option has been granted pursuant to the provisions of the Plan.

     1.9 "Option Price" - The per share exercise price of the Stock with respect to which an Option has been granted under the Plan.

     1.10 "Plan" - The EP MedSystems, Inc. 2002 Stock Option Plan.

     1.11 "Stock" - The common stock of the Company.

     1.12 "Subsidiary" - Any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns securities possessing 50% or more of the total combined voting power of all classes of securities in one of the other corporations in such chain.

2.   ESTABLISHMENT AND PURPOSE OF PLAN

     2.1 Establishment of Plan. The Company hereby establishes the Plan to reward and provide incentives for those Eligible Participants who are primarily responsible for the future growth, development and financial success of the Company or a Subsidiary.

     2.2 Purpose of Plan. The purpose of the Plan is to advance the interests of the Company and its shareholders by affording to Eligible Participants of the Company an opportunity to acquire or increase their proprietary interest in the Company by the grant to such Eligible Participants of Options to purchase Stock in the Company pursuant to the terms of the Plan. By encouraging such Eligible Participants to become owners of shares of Stock in the Company, the Company seeks to motivate, retain and attract those highly competent individuals upon whose judgment, initiative, leadership and continued efforts the success of the Company in large measure depends.

     2.3 Effective Date of Plan. The Plan shall become effective on the date (the "Effective Date") of its adoption by the Board; provided, however, that no Option intended to be an ISO shall be exercisable by an Optionee unless and until the Plan shall have been approved by the shareholders of the Company within 12 months before or after the date of adoption of the Plan by the Board.

     2.4 Expiration of the Plan. Except with respect to Options then outstanding, the Plan shall expire on the earliest to occur of (a) the tenth anniversary of the date on which the Plan was adopted by the Board, (b) the tenth anniversary of the date on which the Plan was approved by the shareholders of the Company, or (c) the date as of which the Board, in its sole discretion, determines to terminate the Plan (the "Expiration Date"). Any Options outstanding as of the Expiration Date shall remain in effect until they have been exercised or have terminated or expired by their respective terms or as otherwise provided under the Plan.

3.   STOCK SUBJECT TO PLAN

     3.1  Limitations.  Subject to  adjustment  pursuant  to the  provisions  of
Section 3.2 hereof, the number of shares of Stock of the Company which may be issued and sold or awarded under the Plan shall not exceed 1,000,000 shares.

     3.2 Adjustments.

          (a) Anti-Dilution. In the event that the outstanding shares of Stock of the Company are hereafter changed or converted into, or exchanged or exchangeable for, a different number or kind of shares or other securities of the Company or of another corporation by reason of a reorganization, merger, consolidation, recapitalization, reclassification, combination of shares, stock dividend, stock split or reverse stock split, appropriate adjustment shall be made in the number of shares and kind of stock which may be granted subject to the provisions of Section 3.1, and subject to unexercised Options, to the end that the Optionee's proportionate interest shall be maintained as before the occurrence of such event.

          (b) Non-survival of the Company. In the event of a dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation, each outstanding Option granted hereunder shall terminate, but the Optionee shall have the right, immediately prior to such liquidation, dissolution, merger or combination, to exercise his or her Option, in whole or in part, to the extent that such Option is then otherwise exercisable and has not previously been exercised, provided, however, that no adjustment shall be made to an ISO which would constitute a "modification" of such Option, as such term is defined in Section 424(h)(3) of the Code.

     3.3 Effect of Exercise or Termination of Option. Shares of Stock with respect to which an Option granted under the Plan shall have been exercised shall not again be available for grant under the Plan. In the event that Options granted under the Plan shall terminate, expire or be canceled for any reason without being wholly exercised, new Options may be granted under the Plan with respect to shares of Stock covered by the unexercised portion of such terminated, expired or canceled Options, all of which may be granted as ISOs.

     3.4 Character of Shares. The shares of Stock issuable upon exercise of an Option granted under the Plan may be (i) authorized but unissued shares of Stock, (ii) shares of Stock held in the Company's treasury, or (iii) a combination of both.

     3.5 Reservation of Shares. The number of shares of Stock reserved by the Company for issuance under the Plan shall at no time be less than the maximum number of shares which may be purchased at any time pursuant to outstanding Options.

4.   ADMINISTRATION OF THE PLAN

     4.1 Administration by Committee. Options under the Plan shall be granted and the Plan shall be administered by the Committee or such other committee as the Board of Directors of the Company shall determine in its discretion. If no committee is appointed, reference to the "Committee" shall be deemed to refer to the Board of Directors of the Company.

     4.2 Powers and Duties. Subject to the provisions of the Plan, the Committee shall have sole discretion and authority to determine the Eligible Participants to whom Options shall be granted, the number of shares to be covered by any such Option, and the time or times at which any Option may be granted or exercised. The Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the details and provisions of each Option Agreement executed pursuant to the Plan, and to make all other determinations necessary or advisable in the administration of the Plan.

     4.3 Quorum and Majority Rule. A majority of the then members of the Committee shall constitute a quorum and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by all of the members of the Committee, as the case may be, shall constitute the action of the Committee.

     4.4 Liability of Committee. No member of the Committee shall be liable for any action, determination or interpretation under any provision of the Plan or otherwise if such action, determination or interpretation was done or made in good faith by such member of the Board or Committee.

5.   OPTIONS GRANTED UNDER THE PLAN

     5.1 Grant of Options. Options shall be granted only to Eligible Participants. An Eligible Participant may be granted one or more Options. Each Option granted under the Plan shall be evidenced by a writing addressed to the Optionee and dated as of the date that the Option is granted by the Committee (an "Option Agreement"). The Option Agreement shall contain such terms and conditions as shall be determined by the Committee, consistent with the Plan.

     5.2 Participation Limitation. The aggregate Fair Market Value of the Stock with respect to which Incentive Stock Options become exercisable for the first time by any Optionee in any calendar year shall not exceed $100,000. The aggregate Fair Market Value of the Stock with respect to which Options are granted shall be determined as of the date or dates the Options are granted and the foregoing provisions shall be applied by aggregating all Incentive Stock Options granted to an Optionee by the Company.

     5.3 Option Price. The Option Price of the Stock subject to each Option shall be determined by the Committee, provided, however, that in the case of an Incentive Stock Option the Option Price shall not be less than 100%, or, in the case of an Incentive Stock Option granted to an individual who, immediately after the grant, would own, within the meaning of Section 424(d) of the Code, more than 10% of the voting stock of the Company, 110%, of the Fair Market Value of the Stock on the date the Option is granted.

     5.4 Option Exercise Period. The period during which any Option granted under the Plan may be exercised shall not be more than ten years or, in the case of an Incentive Stock Option granted to an individual who, immediately after the grant, would own more than 10% of the voting stock of the Company, five years, from the date of grant of the Option.

     5.5 Option Exercise.

          (a) Procedure for Exercise. An Option granted pursuant to the Plan shall be exercisable, in whole or in part, at such time or times or within such period or periods, or upon the occurrence of such event or events, as shall be determined by the Committee and set forth in the Option Agreement. If an Option is not at the time of grant immediately exercisable in full, the Committee may
(i) in the Option Agreement evidencing such Option provide for the acceleration of the exercise date or dates of such Option, in whole or in part, upon the occurrence of specified events, or (ii) at any time prior to the complete expiration of an Option, accelerate, in whole or in part, the exercise date or dates of the Option. Exercise shall be effected prior to the termination of the Option by delivery by the Optionee of written notice to the Company specifying the number of shares of Stock to be purchased accompanied by full payment for such shares of Stock. The right of exercise shall be cumulative. Full payment shall be in cash, or at the discretion of the Committee, by the Optionee's note payable over such period of time, at such rate of interest and in form and substance as shall be satisfactory to the Committee.

          (b) Restrictions on Exercise.

               (i) No Option by its terms shall be exercisable after the expiration of ten years from the date such Option is granted.

               (ii) No Option may be exercised at a time when the exercise thereof or the issuance or transfer of shares upon such exercise would, in the opinion of the Committee, constitute a violation of any law, federal, state, local or foreign, or any regulations thereunder, or the requirements of the NASDAQ Stock Market or any other national securities exchange or market.

               (iii) No Option granted pursuant to the Plan may be assigned or otherwise transferred by an Optionee and shall be exercisable during the lifetime of the Optionee only by him or her.

               (iv) The Committee, in its discretion, may require an Optionee to
          (A) represent in writing that the shares of Stock to be received upon exercise of an Option are being acquired for his or her own account for investment and not with a view to distribution thereof, nor with any present intention of distributing the same, and (B) make such other representations and warranties as are deemed necessary by counsel to the Company. Unless Shares issuable upon the exercise of Options are registered by the Company, stock certificates representing shares of Stock not registered under the Securities Act of 1933, as amended (the "1933 Act"), acquired upon the exercise of Options shall bear a legend in substantially the following form:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH ACT AND ALL SUCH APPLICABLE LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

               (v) No Option may be exercised for any fractional share.

          (c) Vesting.

               (i) Any Options granted pursuant to this Plan shall vest and be exercisable according to the terms hereof at such times and under such conditions as determined by the Committee or as set forth in the Optionee's Option Agreement.

               (ii) The Committee may, in its discretion, as to outstanding Options (A) accelerate the exercise date or dates of the Options pursuant to Section 5.5(a) hereof, (B) upon written notice to the holders thereof, provided the Options have been accelerated pursuant to Clause (A) above, terminate all such Options prior to the consummation of a transaction unless exercised within a prescribed period, (C) provide for payment of an amount equal to the excess of the Fair Market Value, as determined by the Committee, over the Option Price of such shares as of the date of a transaction, in exchange for the surrender of the right to exercise such Options, or (D) provide for the assumption of such Options, or the substitution therefor of new Options, by a successor corporation or entity, provided, however, that with respect to ISOs, the requirements of Section 424 of the Code shall be met.

     5.6 Termination of Option.

          (a) Expiration or Termination of Employment. Except as specifically provided in Section 3.2(b) and Sections 5.6(b) and 5.6(c) hereof, the Options granted hereunder shall terminate as of the close of business on the earliest to occur of the date of (i) expiration of the Exercise Period, (ii) an event of default or breach by an Optionee of the terms and conditions of the grant of the Option, or (iii) termination of an Optionee's employment or engagement as an agent or consultant with the Company for cause. If an Optionee's employment is terminated other than for cause, death (as provided in subsection (b) below) or retirement or disability (both as provided in subsection (c) below), the Optionee must exercise his or her Option, if at all and only to the extent the Option is exercisable at termination, within 30 days from the date of such termination, in accordance with the terms of the Plan.

          (b) Death of Optionee. In the event that an Optionee dies prior to the exercise of his or her Option in full, the Option may be exercised by the Optionee's executors, administrators or heirs within one year after the date of the Optionee's death, provided such death occurred during the Optionee's employment or engagement as an agent or consultant with the Company or within three months following the termination of his or her employment with the Company by reason of the Optionee's retirement after reaching the age of 65 years or the Optionee's retirement after becoming permanently disabled. Such Option may be so exercised by the Optionee's executors, administrators or heirs only with respect to that number of shares of Stock which the Optionee had an Option to purchase and which Option was exercisable (but had not theretofore been exercised) as of the date of the earlier of the (i) retirement of the Optionee after reaching the age of 65 years or after becoming permanently disabled, or (ii) death of the Optionee. In no event may the Option be exercised at any time after the expiration of the Option Exercise Period set forth in Section 5.4 hereof.

          (c) Retirement or Disability. If an Optionee's employment with the Company is terminated prior to the exercise of his or her Option in full, by reason of the Optionee's retirement after reaching the age of 65 years or by reason of the Optionee's retirement after becoming permanently disabled, the Optionee shall have the right, during the period ending three months after the date of his or her termination of employment, to exercise the Option. Such Option may be exercised by the Optionee only with respect to that number of shares of Stock which the Optionee had an Option to purchase and which Option was exercisable (but had not theretofore been exercised) as of the date of the earlier of (i) the retirement of the Optionee after reaching the age of 65 years, or (ii) the date the Optionee becomes permanently disabled. In no event may the Option be exercised at any time after the expiration of the Option Exercise Period set forth in Section 5.4 hereof.

     5.7 Rights as Shareholder. An Optionee shall have no rights as a shareholder of the Company with respect to any shares of Stock subject to an Option prior to purchase of such shares of Stock by exercise of such Option as provided in the Plan.

     5.8 Right of the Company to Terminate Employment. Nothing contained in the Plan or any Option granted under the Plan shall confer on an Optionee any right to continued employment by the Company or interfere in any way with the right of the Company or a Subsidiary to terminate an Optionee's employment with it any time for any reason or for no reason.

6.   DELIVERY OF STOCK CERTIFICATES

     6.1 Delivery of Stock Certificates. The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of all or any portion of any Option granted under the Plan prior to the fulfillment of any of the following conditions which may, from time to time, be applicable to the issuance of the Stock:

          (a) Listing of Shares. The admission of such shares of Stock to listing on (i) all stock exchanges on which the Stock of the Company is then listed or (ii) the NASDAQ Stock Market.

          (b) Registration and/or Qualification of Shares. The completion of any registration or other qualification of such shares of Stock under any federal or state securities laws or under the regulations promulgated by the Securities and Exchange Commission or any other federal or state governmental regulatory body, which the Committee shall deem necessary or advisable. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933, as amended, or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulations or requirement.

          (c) Approval or Clearance. The obtaining of any approval or clearance from any federal or state governmental agency which the Committee shall determine to be necessary or advisable.

          (d) Reasonable Lapse of Time. The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience.

7.        TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

     7.1 Termination, Amendment and Modification of Plan. The Board may at any time terminate, modify or amend the Plan; provided, however, that if the approval of the shareholders of the Company shall be required for any modification or amendment under Section 422 of the Code, with respect to ISOs, or under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, with respect to shares of Stock registered under such Act, such approval shall be obtained before such modification or amendment shall become effective. Subject to the foregoing, the Board may (i) modify the requirements for eligibility for participation or change the class of Eligible Participants to whom Options may be granted under the Plan; (ii) increase the benefits accruing to Eligible Participants with respect to Options granted under the Plan or (iii) terminate the Plan at any time or amend or modify the Plan at any time or from time to time provided, however, that no such action of the Board shall do any of the following:

          (a) Increase Number of Shares. Except as contemplated in Section 3.2 of the Plan, increase the total number of shares of Stock subject to the Plan without the approval of shareholders.

          (b) Change Terms of Outstanding Options. Change the Option Price or otherwise alter or impair any Option previously granted to an Optionee under the Plan without the consent of the Optionee.

     Notwithstanding the foregoing, no termination, modification or amendment of the Plan may, without the consent of an Optionee, adversely affect his or her rights under an option previously granted to such Optionee.

8.   MISCELLANEOUS

     8.1 Plan Binding on the Successors. The Plan shall be binding upon the successors and assigns of the Company.

     8.2 Withholding Taxes. The Company may deduct from any cash payments due to an Optionee upon exercise of an Option any federal, state or local withholding taxes and employment taxes relating thereto or, as a condition of delivery of any shares subject to Option due upon such exercise, require the Optionee to remit, or, in appropriate cases, agree to remit when due, an amount sufficient to satisfy such taxes; provided, however, that, subject to the prior approval of the Committee, the Optionee may, in whole or in part, satisfy such obligations (a) by permitting the Company to withhold some or all of the shares subject to Option, or (b) by delivering shares of Stock already owned by him or her. Shares so withheld or delivered shall have a fair market value, as determined by the Committee, equal to such obligations as of the date or dates the amounts of such taxes are required to be determined. At the time of any disqualifying disposition, the Optionee shall remit to the Company in cash the amount of any such taxes relating to such disposition.

     8.3 Governing Law. The validity and construction of the Plan and the Option Agreements shall be construed in accordance with and governed by the law of the State of New Jersey.

                                                                      EXHIBIT B
                                                                      ---------


                                  AMENDMENT TO
                               EP MEDSYSTEMS, INC.
                            1995 DIRECTOR OPTION PLAN


          The EP MedSystems, Inc. 1995 Director Option Plan (the "Plan"), is hereby amended as follows:

     1. Section 3.1 of the Plan is hereby amended and restated in its entirety as follows:

          "3.1 Limitations.  Subject to adjustment pursuant to the provisions of
          Section 3.2 hereof, the number of shares of Stock of the Company which may be issued and sold under the Plan shall not exceed 540,000 shares."

     2. Ratification. Except as expressly set forth in this Amendment to the Plan, the Plan is hereby ratified and confirmed without modification.

     3. Effective Date. The effective date of this Fourth Amendment to the Plan shall be July 22, 2002.

                                 REVOCABLE PROXY
                               EP MEDSYSTEMS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 29, 2002.

     The undersigned hereby appoint(s) Joseph M. Turner and Reinhard Schmidt, and each of them, as proxies, each with full power of substitution, to represent and vote as designated all shares of common stock and Series A preferred stock of EP MedSystems, Inc. held of record by the undersigned on July 23, 2002, at the annual meeting of shareholders of the Company to be held at the Company's executive offices, 100 Stierli Court - Suite 107, Mount Arlington, New Jersey, at 10:00 a.m., local time, on Thursday, August 29, 2002 with authority to vote upon the matters listed on this proxy card and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE.          [X]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR THE NOMINEES" IN ITEM 1 AND "FOR" ITEMS 2 AND 3.

                                                         FOR          WITHHOLD AUTHORITY
                                                    THE NOMINEE    TO VOTE FOR THE NOMINEE
                                                    -----------    -----------------------

1.   ELECTION OF DIRECTORS
     CLASS I NOMINEE:  RICHARD C. WILLIAMS             [   ]                   [   ]

     CLASS II NOMINEE:  PAUL RAY                       [   ]                   [   ]

     CLASS III NOMINEE:  ABHIJEET LELE                 [   ]                   [   ]

     VOTE WITHHELD FOR ALL NOMINEES LISTED ABOVE                               [   ]


                                                        VOTE         VOTE
                                                        FOR         AGAINST       ABSTAIN
                                                        ---         -------       -------
2.   APPROVAL OF THE 2002 STOCK OPTION PLAN            [   ]          [   ]          [   ]

3.   APPROVAL OF AMENDMENT TO THE                      [   ]          [   ]          [   ]
     1995 DIRECTOR OPTION PLAN


                       _________________________________

     SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER IN THE SPACE PROVIDED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR THE NOMINEES" IN ITEM 1 and "FOR" Items 2 AND 3.

                                                       YES              NO

     I PLAN TO ATTEND THE ANNUAL MEETING              [   ]            [   ]


         IMPORTANT -- PLEASE BE SURE TO DATE AND SIGN THIS PROXY BELOW.
         --------------------------------------------------------------

SIGNATURE(S):_____________________________________    DATE _________________
                SHAREHOLDER SIGNATURE


     PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. ATTORNEYS, TRUSTEES, EXECUTORS AND OTHER FIDUCIARIES ACTING IN A REPRESENTATIVE CAPACITY SHOULD SIGN THEIR NAMES AND GIVE THEIR TITLES. AN AUTHORIZED PERSON SHOULD SIGN ON BEHALF OF CORPORATIONS, PARTNERSHIPS, ASSOCIATIONS, ETC. AND GIVE HIS OR HER TITLE. IF YOUR SHARES ARE HELD BY TWO OR MORE PERSONS, EACH PERSON MUST SIGN. RECEIPT OF THE NOTICE OF MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED.

                               PLEASE ACT PROMPTLY
                    SIGN, DATE AND MAIL YOUR PROXY CARD TODAY